UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Rule 12g-3(a))

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2008

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

pSivida Limited

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Purpose of Filing.

pSivida Corp. (the “Company”) is submitting this Form 8-K in order to identify itself as the successor issuer to pSivida Limited, pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Background and Succession Pursuant to Rule 12g-3.

On June 19, 2008, pSivida Limited reincorporated from Australia to the United States (the “Reincorporation”). The Reincorporation was consummated pursuant to a scheme of arrangement under Australian law in which all outstanding ordinary shares of pSivida Limited, a company incorporated in Western Australia, were transferred by court order to pSivida Corp., a company incorporated in Delaware, in exchange for shares of pSivida Corp. common stock. Holders of pSivida Limited ordinary shares received one CHESS Depositary Instrument (“CDI”), representing one share of pSivida Corp. common stock, for every forty ordinary shares of pSivida Limited. Holders of pSivida Limited American Depositary Shares (“ADSs”) received one share of pSivida Corp. common stock for every four ADSs of pSivida Limited. Pursuant to the scheme of arrangement, by court order, all of the assets of pSivida Limited, including the stock in its subsidiaries, were transferred to pSivida Corp., and all of the liabilities of pSivida Limited, including options and warrants, were transferred to and assumed by pSivida Corp., and pSivida Limited will be deregistered without a winding up. pSivida Corp.’s common stock is listed on the NASDAQ Global Market and the Frankfurt Stock Exchange. pSivida Corp.’s CDIs are listed on the Australian Stock Exchange.

Prior to the Reincorporation’s effectiveness, pSivida Limited’s ordinary shares and ADSs were registered under Section 12(b) of the Exchange Act, and pSivida Corp.’s common stock and CDIs were not registered under Section 12(b) of the Exchange Act. Following the Reincorporation’s legal effectiveness, pSivida Corp.’s common stock and CDIs are now deemed to be registered under

Section 12(b) of the Exchange Act, by operation of Rule 12g-3(a) of the Exchange Act. As a result, pSivida Corp. has become subject to the information requirements of the Exchange Act and will file reports, proxy statements and other required information with the Securities and Exchange Commission. This Current Report on Form 8-K is pSivida Corp.’s initial report under the Exchange Act.

Description of Registrant’s Common Stock.

pSivida Corp.’s Certificate of Incorporation, as amended (the “Charter”), authorizes 65,000,000 shares of capital stock, of which the Company is authorized to issue 60,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), on such terms as the Company’s Board of Directors may determine.

pSivida Corp.’s Common Stock is listed on the NASDAQ Global Market and the Frankfurt Stock Exchange.

Subject to the powers, preferences and rights of any Preferred Stock having any rights superior to the Common Stock, the holders of the Common Stock have all voting rights pertaining to the Company’s stock, and each share of Common Stock is entitled to one vote. The number of authorized shares of any class or series of stock may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the Company entitled to vote.

When a quorum of stockholders is present at any meeting, a plurality of the votes properly cast for election to any office are required for election to such office, and a majority of the votes properly cast upon any matter other than an election to an office will decide the matter, except when a larger vote is required by law, by the Charter or by the Company’s By-Laws.

Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for such purpose. A director may be removed from office, with or without cause, by a vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such director.

The Company’s By-Laws may be adopted, amended or repealed by vote of a majority of the voting power of the stock outstanding and entitled to vote.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

No.	Description
3.1	Certificate of Incorporation of pSivida Corp. and Certificates of Amendment of Certificate of Incorporation of pSivida Corp.
3.2	By-Laws of pSivida Corp.
4.1	Form of Specimen Stock Certificate for Common Stock of pSivida Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: June 19, 2008	By:	/s/ Michael J. Soja
Michael J. Soja, Vice President, Finance and CFO